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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                                 BLACKBAUD, INC.

                              I. CORPORATE OFFICES

         1.1      REGISTERED OFFICE

         The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation at such location is Incorporating Services, Ltd.

         1.2      OTHER OFFICES

         The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

                          II. MEETINGS OF STOCKHOLDERS

         2.1      PLACE OF MEETINGS

         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, at the registered office of the Corporation.

         2.2      ANNUAL MEETING

         The annual meeting of the stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders.

         2.3      SPECIAL MEETING

         Special meetings of the stockholders may be called, at any time for any purpose or purposes, by the president, chief executive officer or Board of Directors or by such person or persons as may be authorized by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or these Bylaws, or by such person or persons duly designated by the Board of Directors whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

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         2.4      NOTICE OF STOCKHOLDERS' MEETINGS

         All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         2.5      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.6      QUORUM; MANNER OF ACTING

         Subject to the provisions of these Bylaws, the Certificate of Incorporation and provisions of applicable law as to the vote that is required for a specified action, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. The vote of the holders of a majority of the shares of the Corporation's stock entitled to vote on the proposal, present in person or represented by proxy, at a meeting at which a quorum is present, shall be binding on all stockholders of the Corporation, unless the vote of a greater number or voting by classes is required by law, these Bylaws or the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, regardless of whether they constitute a quorum, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         2.7      ADJOURNED MEETING; NOTICE

         When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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         2.8      WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or any waiver by electronic transmission of notice unless so required by the Certificate of Incorporation or these Bylaws.

         2.9      STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Prompt notice, as required by the General Corporation Law of Delaware, of the taking of the corporate action without a meeting by written consent shall be given to those stockholders who have not consented in writing. If the action that is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

         2.10     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. In any such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the Board of Directors, or, if no such date has been fixed by the Board of Directors, on the date fixed in accordance with this section, shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or be entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect

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of any such change, conversion or exchange of shares or to participate in any such other lawful action.

         If the Board of Directors does not so fix a record date:

                  (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

                  (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded; and

                  (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         2.11     PROXIES

         Each stockholder entitled to vote at a meeting of stockholders or to express consent to Corporation action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

         2.12     LIST OF STOCKHOLDERS ENTITLED TO VOTE

         A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

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         2.13     STOCKHOLDER PROPOSALS

         Any stockholder wishing to bring any business before a meeting of stockholders, including, but not limited to, the nomination of persons for election as directors, must provide notice to the Corporation not more than seventy-five (75) and not less than forty-five (45) days before the meeting in writing by registered mail, return receipt requested, to the Secretary at the principal executive offices of the Corporation, setting forth the business to be presented by the stockholders at the stockholders' meeting. Any such notice shall set forth the following as to each matter the stockholder proposes to bring before the meeting: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment; (c) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (d) the class and number of shares of the Corporation that are beneficially owned by such stockholder; (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (f) any material interest of the stockholder in such business. In the absence of such notice to the Corporation meeting the above requirements, a stockholder shall not be entitled to present any business at any meeting of stockholders.

         Except as set forth in Section 3.4 of Article III and subject to the Corporation's Certificate of Incorporation, only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such defective nomination or proposal be disregarded.

Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                 III. DIRECTORS

         3.1      POWERS

         Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be

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approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         3.2      NUMBER OF DIRECTORS

         The number of directors constituting the Board of Directors shall be not less than five (5) nor more than nine (9), and the exact number of directors may be fixed or changed, within this minimum and maximum, by resolution adopted by the affirmative vote of a majority of the directors then in office. The number of directors constituting the initial Board of Directors shall be fixed at seven (7).

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3      ELECTION AND QUALIFICATION OF DIRECTORS

         Except as provided in Sections 3.4 and 3.16 of these Bylaws, effective upon the initial public offering of the Corporation (the "IPO"), the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders following the IPO, the term of office of the second class to expire at the second annual meeting of stockholders following the IPO and the term of office of the third class to expire at the third annual meeting of stockholders following the IPO, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting following the IPO, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

         Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director shall be a natural person.

         Elections of directors need not be by written ballot.

         3.4      RESIGNATION AND VACANCIES

         Any director may resign at any time upon notice given in writing or electronic transmission to the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when

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such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Unless otherwise provided in the Certificate of Incorporation or these
Bylaws:

                  (a) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  (b) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

                  (c) if any vacancy was caused by an action of the stockholders, the vacancy shall be filled only by the affirmative vote of holders of at least a majority of the votes entitled to be cast by shares actually present in person or represented by proxy at the meeting and entitled to vote on the matter; and

                  (d) any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified.

         3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6      REGULAR MEETINGS

         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         3.7      SPECIAL MEETINGS; NOTICE

         Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President or a majority of the directors then in office.

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         Notice of the time and place of special meetings shall be delivered either, personally or by mail, telex, facsimile, telephone or electronic transmission to each director, addressed to each director at such director's address and/or phone number and/or electronic transmission address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. If the notice is delivered personally or by telex, facsimile, telephone or electronic transmission, it shall be delivered by telephone or transmitted at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting. Notice may be delivered by any person entitled to call a special meeting or by an agent of such person.

         3.8      QUORUM

         At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Certificate of Incorporation.

         3.9      WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or meeting of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         3.10     ADJOURNED MEETING; NOTICE

         If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.11     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

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         3.12     REMOVAL OF DIRECTORS

         Any director or the entire Board of Directors may be removed at any time with or without cause, but only by the affirmative vote of holders of at least a majority of the voting rights of the shares then entitled to vote at an election of directors, unless otherwise provided under Delaware Law or the Certificate of InCorporation.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

         3.13     RECORDS

         The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                                 IV. COMMITTEES

         4.1      COMMITTEES OF DIRECTORS

         The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. In the event that any director serving on any committee of the Board of Directors ceases to be a director of the Corporation, such former director shall immediately cease to be a member of such committee. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member, provided that such appointed member would constitute a qualified member of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by these Bylaws or the Certificate of Incorporation to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaws of the Corporation.

         4.2      COMMITTEE MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

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         4.3      MEETINGS AND ACTION OF COMMITTEES

         Meetings and actions of committees shall be governed by, and be held and taken in accordance with, the provisions of Article III of these bylaws,
Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum),
Section 3.9 (waiver of notice), Section 3.10 (adjourned meeting and notice), and
Section 3.11 (board action by written consent without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                   V. OFFICERS

         5.1      OFFICERS

         The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

         5.2      ELECTION AND TERM OF OFFICE OF OFFICERS

         The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 of these Bylaws, shall be chosen by the Board of Directors annually at the regular meeting of the Board of Directors held after the annual meeting of stockholders, subject to the rights, if any, of an officer under any contract of employment. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed, subject to the provisions of this
Article V. The Chairman of the Board may or may not be an officer of the Corporation, as determined by the Board of Directors.

         5.3      SUBORDINATE OFFICERS

         The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may appoint such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

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         5.4      REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or by any officer upon whom such power of removal may be conferred by the Board of Directors or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board, the Chief Executive Officer or the President.

         Any officer may resign at any time by giving written notice or electronic transmission to the Chairman of the Board, the Chief Executive Officer or the President. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

         5.5      VACANCIES IN OFFICES

         Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or any duly designated officer.

         5.6      CHAIRMAN OF THE BOARD

         The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and stockholders and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. The Chairman of the Board shall make reports to the Board of Directors and the stockholders. If there is no Chief Executive Officer, then the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws. The Chairman of the Board of Directors shall be chosen by the Board of Directors.

         5.7      CHIEF EXECUTIVE OFFICER

         Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall , in the absence or nonexistence of a chairman of the board, preside at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. If there is no President, then the Chief Executive Officer shall also be the President of the Corporation and shall have the powers and duties prescribed in Section 5.8.

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         5.8      PRESIDENT

         Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the president shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. In the absence or nonexistence of the Chief Executive Officer, he shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board and Chief Executive Officer, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         5.9      VICE PRESIDENTS

         In the absence or disability of the Chief Executive Officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors, these Bylaws, the president or the Chairman of the Board.

         5.10     SECRETARY

         The Secretary or an agent of the Corporation shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

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         5.11     TREASURER

         The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

         5.12     ASSISTANT SECRETARY

         The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         5.13     REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or the Chief Executive Officer, president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

         5.14     AUTHORITY AND DUTIES OF OFFICERS

         In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

                        VI. INDEMNIFICATION AND INSURANCE

         6.1      INDEMNIFICATION

                  (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 6.1, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise.

                  (b) To obtain indemnification under this Section 6.1, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

                  (c) If a claim under paragraph (a) of this Section 6.1 is not paid in full by the Corporation within thirty days after a written claim pursuant to paragraph (b) of this Section 6.1 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (d) If a determination shall have been made pursuant to paragraph (b) of this Section 6.1 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Section 6.1.

                  (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Section 6.1 that the procedures and presumptions of this Section 6.1 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Section 6.1.

                  (f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Section
6.1 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  (g) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.1 with respect to the indemnification and advancement of expenses.

                  (h) If any provision or provisions of this Section 6.1 shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(1) the validity, legality and enforceability of the remaining provisions of this Section 6.1 (including, without limitation, each portion of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.1 (including, without limitation, each such portion of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  (i)      For purposes of this Section 6.1:

                           (1) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                           (2) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of Corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Section 6.1.

                           (3) A "Change in Control" shall be deemed to occur (a) upon the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation with or to another legal entity as a result of which (i) the stockholders of the Corporation immediately prior to such transaction will not, directly or indirectly, beneficially own, immediately after such transaction, at least fifty percent (50%) of the combined voting power of the surviving entity's then-outstanding securities, or (ii) members of the Board of Directors of the Corporation immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of the surviving Corporation immediately after such transaction; (b) upon the acquisition by any "person" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Hellman & Friedman Capital Partners III, L.P., a California limited partnership, H&F Orchard Partners III, L.P., a California limited partnership, H&F International Partners III, L.P., a California limited partnership, or any successor to all or substantially all of their assets, or any affiliate thereof, or any group in which such entities are a controlling member or otherwise represent at least 50% of the voting power of such group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the Corporation's then-outstanding securities; or (c) if the Corporation is a party to a proxy contest, as a consequence of which, members of the Board of Directors of the Corporation immediately prior to such event constitute less than a majority of the members of the Board of Directors of the surviving Corporation immediately thereafter.

                  (j) Any notice, request or other communication required or permitted to be given to the Corporation under this Section 6.1 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

         6.2      INSURANCE

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (g) of Section 6.1, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

                            VII. RECORDS AND REPORTS

         7.1      MAINTENANCE AND INSPECTION OF RECORDS

         The Corporation shall, either at its principal executive office or at such place or places as designated by the board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

         Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Certificate of Incorporation, these Bylaws or the General Corporation Law of Delaware. When records are kept in such manner, a clearly legible paper from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record.

         7.2      INSPECTION BY DIRECTORS

         Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

                              VIII. GENERAL MATTERS

         8.1      CHECKS

         From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

         The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.3      STOCK CERTIFICATES; PARTLY PAID SHARES

         The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the Secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, and upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         8.4      SPECIAL DESIGNATION ON CERTIFICATES

         If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.5      LOST, STOLEN OR DESTROYED CERTIFICATES

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         8.6      CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a Corporation and a natural person.

         8.7      DIVIDENDS

         The directors of the Corporation, subject to any rights or restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

         The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

         8.8      FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

         8.9      SEAL

         The Corporation may adopt a corporate seal which may be altered as desired, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

         8.10     TRANSFER OF STOCK

         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

         8.11     STOCK TRANSFER AGREEMENTS AND RESTRICTIONS

         The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

         8.12     ELECTRONIC TRANSMISSION

         For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

         8.13     FACSIMILE SIGNATURES

         In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         8.14     RELIANCE UPON BOOKS, REPORTS AND RECORDS

         Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or garments presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                 IX. AMENDMENTS

         The original or other Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors, other than with respect to Sections
3.4 and 3.12 of these Bylaws. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

                                 * * * * * * * *

                        CERTIFICATE OF ADOPTION OF BYLAWS

                                       OF

                                 BLACKBAUD, INC.

                  CERTIFICATE OF ADOPTION BY BOARD OF DIRECTORS

         The undersigned hereby certifies that he is a duly elected, qualified, and acting officer of Blackbaud, Inc., and that the foregoing Bylaws, comprising twenty-one (21) pages, were adopted as the Bylaws of the Corporation effective March 23, 2004, by the Board of Directors of the Corporation at a meeting of the Board of Directors duly called and held, and were recorded in the minutes thereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this March 23, 2004.


                                      /s/ TIMOTHY V. WILLIAMS
                                      ------------------------------------------
                                      (Signature)

                                      /s/ Timothy V. Williams
                                      ------------------------------------------
                                      (Print name)

                                      Vice President and Chief Financial Officer
                                      ------------------------------------------
                                      (Title)